Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific, Inc. Schedules Full Fiscal Year 2021 Earnings Release And Conference Call

AUSTIN, Texas., Mar. 25, 2022 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or “the Company”), a leader in high-performance, net carbon neutral blockchain infrastructure and software solutions, today announced it will issue financial results for the Company’s full fiscal year ended December 31, 2021 after the market closes on Tuesday, March 29, 2022. Management will host a conference call and live audio webcast to discuss the results at 3:30 p.m. Central Time that day.

Hosting the call to review results for the full fiscal year will be Mike Levitt, Co-Chairman and Chief Executive Officer, Michael Trzupek, Executive Vice President and Chief Financial Officer, and Steven A. Gitlin, Senior Vice President, Investor Relations.

Conference Call Event Summary

Date: March 29, 2022

Time: 3:30 PM CT (1:30 PT, 2:30 PM MT, 4:30 PM ET)

Toll-free: 1 (844) 200-6205

International: +1 (929) 526-1599

Access Code: 892840

Investors with Internet access may listen to the live audio webcast via the Investor Relations section of the Core Scientific, Inc. website, https://investors.corescientific.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations section of the Company’s website at https://investors.corescientific.com. The audio replay will also be

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available via telephone from Tuesday, March 29, 2022, at approximately 9:30 p.m. Central Time through Tuesday, April 5, 2022 at 10:30 p.m. Central Time. Dial (866) 813-9403 and enter the access code 911851. International callers should dial +44 (204) 525-0658 and enter the same conference ID number to access the audio replay.

About Core Scientific, Inc.

Core Scientific is one of the largest publicly traded, net carbon-neutral blockchain infrastructure providers and miners of digital assets in North America. Core Scientific has operated blockchain infrastructure in North America since 2017, using its facilities and intellectual property portfolio that has grown to more than 70 patents or applications for digital asset hosted mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s hosting expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, those related to the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company, future estimates of revenue, net income and adjusted EBITDA, future estimates of computing capacity and operating capacity, future demand for hosting capacity, future estimate of hashrate (including mix of self-mining and hosting) operating gigawatts, future projects in construction or negotiation and future

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expectations of operation location, orders for miners and critical infrastructure, future estimates of self-mining capacity, the public float of the Company’s shares, future Infrastructure additions and their capacity, and operating capacity and site features of the Company’s operations center in Denton, Texas. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Investors:

Steven Gitlin

ir@corescientific.com

Media:

press@corescientific.com

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